EXHIBIT 99.1
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[GRAPHIC OMITTED]
M O V A D O   G R O U P   I N C.                                          Movado
                                                                            Ebel
                                                                         Concord
                                                                       ESQ SWISS
                                                                   Coach Watches
                                                          Tommy Hilfiger Watches
                                                               Hugo Boss Watches


APPROVED BY:      Rick Cote
                  Executive Vice President and
                  Chief Operating Officer
                  201-267-8000

    CONTACT:      Investor Relations:
                  Suzanne Michalek
                  Director of Corporate Communications
                  201-267-8000

                  Financial Dynamics
                  Melissa Myron/Rachel Albert
                  212-850-5600

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

               MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER RESULTS
                    ~ EPS INCREASES TO $0.04 FROM $0.03 LY ~

           PARAMUS, NJ - JUNE 2, 2005 -- MOVADO GROUP, INC. (NYSE: MOV), today announced first quarter results for the period ended April 30, 2005. These results include the Ebel business, which was acquired on March 1, 2004.

FIRST QUARTER FISCAL 2006

o Net sales increased 18.3% to $87.8 million from $74.2 million last year. Ebel accounted for net sales of $6.6 million in the first quarter of fiscal 2006 compared to net sales of $2.3 million in the year-ago period. Excluding Ebel, first quarter fiscal 2006 net sales grew 13.0% from last year.

o Comparable store sales at the Company's Movado boutiques increased 3.2% on top of an 18.2% gain in the year-ago period.

o     Gross margin improved to 60.2% compared to 58.5% last year.

o Operating profit increased 25.3% to $2.1 million versus $1.7 million in the year-ago period.

o Net income grew 35.5% to $997,000, or $0.04 per diluted share, compared to net income of $736,000, or $0.03 per diluted share, in the prior year period.

           Efraim Grinberg, President and Chief Executive Officer, commented, "We are pleased with our first quarter results which were achieved on top of a very strong first quarter delivered in the comparable period last year. Double digit gains in sales and profits reflect the power of our portfolio of brands and businesses, innovative new product offerings and consistent integrated marketing support. Our brands continue to perform extremely well at retail and we are especially pleased with our performance in our international markets."

           Rick Cote, Executive Vice President and Chief Operating Officer, stated, "In addition to our strong sales results, we are pleased with the improvement in our gross margin due to the full integration of Ebel into our supply chain and improved margins in our Movado boutiques. We believe this represents a level commensurate with where we expect gross margin to be for the fiscal year. Our balance sheet also remains strong with a cash position of approximately $50 million."

           Mr. Grinberg concluded, "We are encouraged by the strong reception that our brands received at the recently held annual watch and jewelry show in Basel, Switzerland. Looking ahead, we have comprehensive marketing and merchandising initiatives in place to support our brands and drive sell through at retail throughout fiscal 2006."

           Movado Group noted that due to the delay in the adoption of FASB 123R, the Company has increased its fiscal year 2006 guidance for diluted earnings per share to now range between $1.18 and $1.24. Included in this guidance is an expected $0.04 per diluted share expense related to equity compensation of restricted stock. The Company projects fiscal year 2006 sales to grow approximately 12% from last year.

           The Company's management will host a conference call today, June 2, 2005 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger and Hugo Boss watches worldwide, and operates Movado boutiques and company stores in the United States.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                               (TABLES TO FOLLOW)


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                               MOVADO GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED
                                                            APRIL 30,
                                                      --------------------

                                                        2005        2004
                                                      -------      -------

Net sales                                             $87,756      $74,187

Cost of sales                                          34,918       30,802
                                                      -------      -------

Gross profit                                           52,838       43,385

Selling, general and administrative expenses           50,699       41,678
                                                      -------      -------

Operating profit                                        2,139        1,707

Interest expense                                          809          725
                                                      -------      -------

Income before taxes                                     1,330          982

Income tax                                                333          246
                                                      -------      -------

Net income                                            $   997      $   736
                                                      =======      =======

Net income per diluted share                          $  0.04      $  0.03
Shares used in per share computation                   26,020       25,508

                               MOVADO GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                           APRIL 30,          JANUARY 31,          APRIL 30,
                                                             2005                2005                2004
                                                           ---------          -----------          ---------
ASSETS

      Cash and cash equivalents                            $ 49,641            $ 63,782            $ 35,948
      Trade receivables, net                                 99,925             102,622              99,546
      Inventories                                           204,896             187,890             176,001
      Other                                                  37,701              32,864              31,585
                                                           --------            --------            --------
          Total current assets                              392,163             387,158             343,080
                                                           --------            --------            --------

      Property, plant and equipment, net                     50,944              50,283              45,713
      Other assets                                           37,139              39,509              36,149
                                                           --------            --------            --------
                                                           $480,246            $476,950            $424,942
                                                           ========            ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY

      Loans payable to banks                               $ 18,000            $      0            $ 32,539
      Current portion of long-term debt                           0                   0               5,000
      Accounts payable                                       35,289              38,488              26,281
      Accrued liabilities                                    35,830              39,618              42,041
      Deferred and current taxes payable                      5,131               5,250               5,798
                                                           --------            --------            --------
          Total current liabilities                          94,250              83,356             111,659
                                                           --------            --------            --------

       Long-term debt                                        45,000              45,000              25,000
       Deferred and non-current income taxes                 12,046              14,827              10,435
       Other liabilities                                     16,425              17,209              11,820
       Shareholders' equity                                 312,525             316,558             266,028
                                                           --------            --------            --------
                                                           $480,246            $476,950            $424,942
                                                           ========            ========            ========